Exhibit  (n) under Form N-1A
Exhibit (99) under Item 601/Reg. S-K

CLASS A SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 9/1/10)

1.           Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of a portion of the applicable sales load (“dealer reallowance”)and a shareholder service fee. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Class A Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class A Shares
Sales Load	Up to 5.5% of the public offering price
Contingent Deferred
Sales Charge ("CDSC")	0.00%
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class A Shares as described in Section 3 of the Plan

2.           Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Class A Shares may be converted into Institutional Shares or Institutional Service Shares.
Exchange Privilege:	Class A Shares may be exchanged for Class A Shares of any other Fund

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.           Exceptions to Basic Arrangements

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)           BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Load as a Percentage of Public Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(B)           FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

(C)           MODIFIED FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $250,000	1.00%
$250,000 or greater	0.00%

(D)           MONEY MARKET LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price

All purchases	0.00%

(E)           ULTRASHORT BOND LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount	Sales Charge as a Percentage of Public Offering Price
Less than $50,000	2.00%
$50,000 but less than $100,000	1.75%
$100,000 but less than $250,000	1.50%
$250,000 +	0.00%

(F)           "LARGE TICKET" PURCHASES

Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.

(G)           REDUCING OR ELIMINATING THE SALES LOAD

Contingent upon notification to the Fund’s principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:

•
Discounts achieved by combining concurrent purchases of and/or current investment in Class A, Class B, Class C, Class F, and Class K Shares, made or held by (or on behalf of) the investor, the investor’s spouse, and the investor’s children under age 21 (regardless of whether the purchases or investments are made or held directly or through an investment professional or through a single-participant retirement account); provided that such purchases and investments can be linked using tax identification numbers (TINs), social security numbers (SSNs), or Broker Identification Numbers (BINs); and

•	Letters of intent to purchase a certain amount of Class A Shares within a thirteen month period.

(H)           WAIVER OF SALES LOAD

Contingent upon notification to the Fund’s principal underwriter or transfer agent, no sales load shall be assessed on purchases of Class A Shares made:

•	within 120 days of redeeming shares of an equal or greater amount;
•	through a financial intermediary that did not receive a dealer reallowance on the purchase;
•	with reinvested dividends or capital gains;
•	by shareholders who originally became shareholders of a Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;
•
by Federated Life Members (Federated shareholders who originally were issued shares through the "Liberty Account", which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account);

•
by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons; and

•	pursuant to the exchange privilege.

(I)              WAIVER OF CONTINGENT DEFFERED SALES CHARGE ON LARGE-TICKET PURCHASES

Contingent upon notification to the Fund’s principal underwriter or transfer agent, the 75 basis point (0.75%) CDSC applicable in connection with the “large-ticket” purchase program described above, will not be imposed on redemptions:
•	Following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;
•	representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 ½;
•	of Shares that were reinvested within 120 days of a previous redemption;
•
of Shares held by the by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

•	of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase;
•	of Shares purchased with reinvested dividends or capital gains;
•	imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and
•	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

4.           Special Offer Program

[NOTE: The 30 month CDSC period connected with of this program expired in September of 2002]
During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds").  Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program.  Class A Shares purchased through this Special Offer were subject to a CDSC of 2.00% on redemptions which occurred within 30 months after the purchase, which amount was to be paid to the principal underwriter in consideration for advancing the commission to intermediaries.  Class A Shares of the Special Offer Funds purchased during the Special Offer Program could be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee.  Class A Shares of the Special Offer Funds purchased during the Special Offer Program which were exchanged for Class A Shares of other Funds during the 30 month CDSC period incurred the CDSC fee upon redemption.  However, no sales load was charged for such an exchange.

5.           Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange.  The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under Section 529 of the Code.

SCHEDULE OF FUNDS
OFFERING CLASS A SHARES

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.
 CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Total Return Series, Inc.
Federated Total Return Bond Fund	0.25%	None

CLASS A SHARES SUBJECT TO THE ULTRASHORT BOND LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Total Return Series, Inc.
Federated Ultrashort Bond Fund	0.30%	None

CLASS A SHARES NOT PARTICIPATING IN THE LARGE TICKET PURCHASE PROGRAM

Multiple Class Company	Series
Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund

CLASS B SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(Revised 6/30/10)

1.      SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of the payment of an advance commission paid by the principal underwriter.  Financial intermediaries may perform shareholder services and receive a shareholder service fee for their services. In consideration of advancing commissions and/or the provision of shareholder services, the principal underwriter may receive the contingent deferred sales charges paid upon redemption of Class B Shares, and/or shareholder service fees and/or fees under a 12b-1 plan. In connection with this basic arrangement, Class B Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class B Shares
Sales Load	None
Contingent Deferred Sales Charge (“CDSC”)	Up to 5.5% of the share price at the time of purchase or redemption, whichever is lower
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	Up to 75 basis points (0.75%) of the average daily net asset value
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class B Shares as described in Section 3 of the Plan

2.      CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	After Class B Shares have been held for eight years from the date of purchase, they will automatically convert into Class A Shares on or about the last day of the following month.
Exchange Privilege:	Class B Shares may be exchanged for Class B Shares of any other Fund.
In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.      EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

(A)                 BASIC CDSC SCHEDULE

Shares Held Up to: To:	Have A CDSC Of:
1 year	5.50%
2 years	4.75%
3 years	4.00%
4 years	3.00%
5 years	2.00%
6 years	1.00%
7 years	0.00%
8 years	Convert to Class A Shares

(B)                 WAIVER OF CDSC

Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

■
following the death of the last surviving shareholder on the account or the post-purchase disability of all registered shareholder(s), as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;

■	representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 ½;
■	of Shares that were reinvested within 120 days of a previous redemption;
■
of Shares held by the Directors, Trustees, employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

■	of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;
■	of shares purchased with reinvested dividends or capital gains;
■	imposed by the Fund when it closes an account for not meeting minimum balance requirements; and
■	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

(C) SYSTEMATIC WITHDRAWAL PROGRAM

Contingent upon notification to the principal underwriter or the Fund’s transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.

4.      REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class B Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange.  The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class B Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class B Shares held in plans administered as college savings programs under Section 529 of the Code.

SCHEDULE OF FUNDS

OFFERING CLASS B SHARES

The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	12b-1 Fee	Redemption Fee

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.75%	None

INSTITUTIONAL SERVICE SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 6/30/10)

1.           SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;
•	An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;
•
A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	An investor (including a natural person) who owned Shares as of December 31, 2008;
•
Without regard to the initial investment minimum, an investor who acquired Institutional Service Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and

•
Without regard to the initial investment minimum, in connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided.  In connection with this basic arrangement, Institutional Service Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional Service Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional Service Shares as described in Section 3 of the Plan

2.      CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privileges:
Institutional Service Shares may be exchanged for Institutional Service Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Federated Liberty U.S. Government Money Market Trust and Class K Shares.  Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

SCHEDULE OF FUNDS

OFFERING INSTITUTIONAL SERVICE SHARES

The Funds set forth on this Schedule each offer Institutional Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee
Federated Total Return Series, Inc.:
Federated Mortgage Fund	0.25%
Federated Total Return Bond Fund	0.25%
Federated Ultrashort Bond Fund	0.25%